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EXHIBIT 99.1



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Applied Microsystems Corporation Contacts:
Investors:     Rob Bateman, Chief Financial Officer
               (425) 882-5683
               rob.bateman@amc.com
Media:         Mark Budzinski, VP Sales and Business Development
               (425) 882-5326
               mark.budzinski@amc.com

             APPLIED MICROSYSTEMS SELLS EMBEDDED SYSTEMS DEVELOPMENT
                     TOOLS ASSETS TO METROWERKS CORPORATION
          APPLIED TO FOCUS ITS EFFORTS ON ENTERPRISE DATA CENTER MARKET
      CONFERENCE CALL SCHEDULED FOR WEDNESDAY, SEPTEMBER 4, AT 2:00 PM PDT

        REDMOND, WASH. -- SEPTEMBER 3, 2002 -- Applied Microsystems Corporation (NASDAQ: APMC) today announced that it had entered into an agreement with Metrowerks Corporation, a wholly owned subsidiary of Motorola, Inc. (NYSE:MOT), under which Metrowerks will acquire substantially all of the assets of Applied's embedded systems development tools business. The transaction is subject to approval by Applied's shareholders, among other customary closing conditions. Following the sale of its development tools business, Applied plans to pursue the enterprise data center market through the Company's Libra Networks division, which was formed following the Company's May 2002 acquisition of REBA Technologies, Inc.

        The consideration to be paid to Applied in the sale transaction will be cash of approximately $3.7 to $3.9 million, which includes payment for certain inventories and tangible assets, as well as all intellectual property related to Applied's development tools business. In addition, Metrowerks will assume certain customer warranty and support obligations, and will offer employment to approximately 25 Applied personnel. The purchase price will be paid upon closing of the sale, except for $500,000 that will be held back for one year to secure certain indemnification obligations.

        "This transaction is the result of a thorough assessment of our strategic alternatives, in light of continuing challenges for a company of our size in the development tools markets. We believe it represents a positive outcome for Applied's shareholders and customers, as well as for Metrowerks," said Stephen J. Verleye, President and CEO of Applied. "Metrowerks has global operations and very



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complementary product lines, so our customers will continue to receive strong support and an increased level of integration with its world-class tools offerings. Once our shareholders approve the transaction, Applied will be free to focus all of its attention and resources on the large and growing enterprise data center market that we have been pursuing since our formation of Libra Networks."

        Following the sale of its development tools business and reduction of overall headcount not employed by Metrowerks, Applied will have approximately 20 to 25 employees and will be a pre-revenue development company. Applied plans to pursue additional funding to more fully develop its Libra Networks business.

ABOUT APPLIED MICROSYSTEMS

        Applied has historically been a developer of tools for use by embedded systems developers. Applied's Libra Networks division represents an expansion into development of hardware and software products aimed at end-user markets -- specifically, corporate data centers.

        The company can be reached at P.O. Box 97002, Redmond, Wash. 98073-9702; by phone at 800-426-3925; or by e-mail at info@amc.com. Visit Applied on the Web at www.amc.com.

        Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated or stated or implied by such forward-looking statements. These factors include, without limitation, the risk that the sale of the Company's embedded systems development tools business to Metrowerks may not close as scheduled or at all, costs associated with the sale of the assets in excess of anticipated levels, the ability of the Company to produce and grow revenues through its Libra Networks business, availability of needed capital resources, achievement of product development objectives, market acceptance for planned products and services, sufficient availability and retention of qualified personnel, development of distribution channels, protection of the Company's intellectual property, availability of required components from suppliers, the overall economic climate of the businesses and geographies in which the Company operates, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.


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